UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Section 240.14a-12

BIRNER DENTAL MANAGEMENT SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BIRNER DENTAL MANAGEMENT SERVICES, INC.
1777 SOUTH HARRISON STREET, SUITE 1400
DENVER, COLORADO 80210
April 30, 2018
TO THE SHAREHOLDERS OF BIRNER
DENTAL MANAGEMENT SERVICES, INC.:
You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Birner Dental Management Services, Inc., to be held on Wednesday, June 20, 2018, at 9:00 a.m., Mountain Time, at the Company’s offices, 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210. At the meeting, holders of shares of our common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, will be asked to consider and vote upon:
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The election of a Class III director to our Board of Directors to hold office until the 2021 annual meeting of shareholders or until such director’s successor is duly elected and qualified.

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The approval of an amendment to increase the number of shares of our common stock available under our 2015 Equity Incentive Plan by 200,000 shares.

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The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

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The transaction of any other business that properly may come before the meeting and at any adjournments or postponements of the meeting.

The holders of Series A Convertible Preferred Stock, voting as a separate class, will be asked to consider and vote upon:
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The election of a Class III director to our Board of Directors to hold office until the 2021 annual meeting of shareholders or until such director’s successor is duly elected and qualified.

Please read the enclosed Proxy Statement for the meeting. Whether or not you plan to attend the meeting, please sign, date and return the proxy card in the enclosed postage prepaid, addressed envelope as soon as possible so that your vote will be recorded. You may also vote electronically through the Internet or by telephone, as further described on the proxy card. If you attend the meeting, you may withdraw your proxy and vote your shares in person.
Very truly yours,
BIRNER DENTAL MANAGEMENT SERVICES, INC.
By:
/s/ Frederic W. J. Birner

Name: Frederic W.J. Birner
Title:  Chairman of the Board and Chief Executive Officer

BIRNER DENTAL MANAGEMENT SERVICES, INC.
1777 SOUTH HARRISON STREET, SUITE 1400
DENVER, COLORADO 80210

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 2018

TO OUR SHAREHOLDERS:
The 2018 Annual Meeting of Shareholders of Birner Dental Management Services, Inc., a Colorado corporation (the “Company”, “we”, “us” or “our”), will be held on Wednesday, June 20, 2018, at 9:00 a.m., Mountain Time, at our offices, 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210. At the meeting, holders of shares of our common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, will be asked to consider and vote upon:
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The election of a Class III director to our Board of Directors to hold office until the 2021 annual meeting of shareholders or until such director’s successor is duly elected and qualified.

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The approval of an amendment to increase the number of shares of our common stock available under our 2015 Equity Incentive Plan by 200,000 shares.

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The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

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The transaction of any other business that properly may come before the meeting and any adjournment or postponement thereof.

The holders of Series A Convertible Preferred Stock, voting as a separate class, will be asked to consider and vote upon:
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The election of a Class III director to our Board of Directors to hold office until the 2021 annual meeting of shareholders or until such director’s successor is duly elected and qualified.

As fixed by our Board of Directors, only shareholders of record at the close of business on April 20, 2018 are entitled to notice of and to vote at the meeting. You may view and/or download the 2018 proxy statement and our annual report on Form 10-K at www.edocumentview.com/BDMS.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF THE TWO CLASS III DIRECTOR NOMINEES AND FOR PROPOSAL NO. 2 AND PROPOSAL NO. 3.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Dennis N. Genty

Name: Dennis N. Genty
Title:  Chief Financial Officer, Secretary and Treasurer
Denver, Colorado
April 30, 2018
A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE, AS FURTHER DESCRIBED ON THE PROXY CARD. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

BIRNER DENTAL MANAGEMENT SERVICES, INC.
1777 SOUTH HARRISON STREET, SUITE 1400
DENVER, COLORADO 80210
proxy statement
annual meeting of shareholders
to be held on June 20, 2018

GENERAL INFORMATION
The enclosed proxy is solicited by and on behalf of the Board of Directors of Birner Dental Management Services, Inc., a Colorado corporation (the “Company”, “we”, “us” or “our”), for use at our 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) to be held at 9:00 a.m., Mountain Time, on Wednesday, June 20, 2018, at our offices, 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to our shareholders on or about April 30, 2018.
Our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”), which includes audited financial statements, is being mailed to our shareholders simultaneously with this Proxy Statement. The Annual Report is not part of our proxy soliciting materials.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 20, 2018.
This Proxy Statement and the Annual Report are available at www.edocumentview.com/BDMS.
INFORMATION CONCERNING VOTING AND SOLICITATION
Voting
Holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to vote on (1) the election of one Class III director; (2) the approval of an amendment to increase the number of shares of our common stock available for issuance under the 2015 Equity Incentive Plan from 200,000 shares to 400,000 shares; (3) the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2018; and (4) any other matters that may properly come before the meeting or any adjournments thereof. The holders of the Series A Convertible Preferred Stock, voting as a separate class, also will consider and vote on the election of one Class III director. Each share of common stock is entitled to one vote and each share of Series A Convertible Preferred Stock is entitled to 100,000 votes. Cumulative voting in the election of directors is not permitted. Shareholders entitled to cast a majority of all votes entitled to be cast at the meeting, present in person or by proxy, constitute a quorum. On April 20, 2018, the record date for shareholders entitled to vote at the meeting, (1) 1,874,761 shares of common stock were issued and outstanding and (2) 10 shares of Series A Convertible Preferred Stock were issued and outstanding. The shares of Series A Convertible Preferred Stock are convertible into 1,000,000 shares of common stock.
Shares that are not voted in person cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy:
(i)
by completing, signing and dating the enclosed proxy card and mailing it promptly in the enclosed, postage prepaid, addressed envelope;

(ii)
by telephone; or

(iii)
electronically through the Internet.

If you are a holder of both common stock and Series A Convertible Preferred Stock, you will need to vote, or authorize a proxy to vote, each class of stock separately in accordance with the instructions set forth herein and on the applicable proxy cards or voting instruction forms. Voting, or authorizing a proxy to vote, only your common stock will not also cause your shares of Series A Convertible Preferred Stock to be voted, and vice versa. If you hold both common stock and Series A Convertible Preferred Stock, please be sure to vote or authorize a proxy to vote for each class of stock separately so that all of your votes are counted.
Voting By Proxy Card.   Each shareholder may vote by proxy by using the enclosed proxy card. When you return a proxy card properly signed and completed, the shares of common stock or Series A Convertible Preferred Stock, as applicable, represented by your proxy will be voted as you specify on the proxy card.
If no instructions are indicated on a proxy, all common stock represented by such proxy will be voted for the election of Frederic W.J. Birner as a Class III director, for Proposal No. 2 and Proposal No. 3 and, as to any other matters of business that may properly come before the meeting, in the discretion of the named proxies. If no instructions are indicated on a proxy, all Series A Convertible Preferred Stock represented by such proxy will be voted for the election of Frederic W.J. Birner and Joshua S. Horowitz as Class III directors, for Proposal No. 2 and for Proposal No. 3 and, as to any other matters of business that may properly come before the meeting, in the discretion of the named proxies.
If you own common stock through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity, follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.
Voting Through the Internet Or By Telephone.   If you are a registered shareholder (that is, if you own common stock or Series A Convertible Preferred Stock in your own name and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you may vote by proxy by using either the Internet or telephone methods of voting. Proxies submitted through the Internet or by telephone must be received by 12:01 a.m., Mountain Daylight Time, on June 20, 2018. Please see below and in the proxy card provided to you for instructions on how to access the Internet and telephone voting systems. If your shares of common stock are held in “street name” for your account, contact your broker, bank or other nominee to determine if you may vote through the Internet or by telephone.
Proxies submitted through the Internet or by telephone must be received by 12:01 a.m., Mountain Daylight Time, on June 20, 2018.
Vote by Internet
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Go to www.investorvote.com/BDMS

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Or scan the QR code with your smartphone

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Follow the steps outlined on the secure website

Vote by telephone
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Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

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Follow the instructions provided by the recorded message

Revocation of Proxies
Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation that is received by us by 12:01 a.m., Mountain Daylight Time, on June 20, 2018, by voting in person at the meeting or by submitting at the meeting a later executed proxy.
Changes in Process for Electing Directors
In prior years, when we had no outstanding preferred stock, the holders of our common stock voted on all of the directors nominated for election at the annual meeting of shareholders. In December 2017, we completed a private placement of  $5.0 million of convertible senior subordinated secured notes

(the “Notes”) and Series A Convertible Preferred Stock (the “Private Placement”) with Palm Active Dental, LLC and Palm Global Small Cap Master Fund LP (the “Palm Investors”). Under the terms of the Securities Purchase Agreement entered into with the Palm Investors, as well as the Notes, and the articles of amendment for the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that is issuable on conversion of the Notes (collectively, the “Investment Documents”), as long as any amounts remain due under the Notes or any Series A Convertible Preferred Stock or Series B Convertible Preferred Stock remain outstanding, the holders of the Notes, the Series A Convertible Preferred Stock, and the Series B Convertible Preferred Stock, voting as a separate class, have the right to elect two members to our Board of Directors, which number increases to three if we fail to meet certain performance targets set forth in the Investment Documents.
A total of two director nominees will be voted upon at the 2018 Annual Meeting. The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to vote on Frederic W.J. Birner as a director nominee to hold office until the 2021 annual meeting of shareholders or until a successor is elected and qualified.
The holders of Series A Convertible Preferred Stock, voting separately as a class, are entitled to elect the other Class III director nominee. Under the Investment Documents, the Palm Investors are entitled, as long as any amounts remain due under the Notes or any Series A Convertible Preferred Stock or Series B Convertible Preferred Stock remain outstanding, to separately designate two nominees for election as a director, whom the Board shall include in its nominees for election, and only holders of the Series A Convertible Preferred Stock have the right to vote for either of these nominees. The term of one of those nominees, Joshua S. Horowitz, expires at the 2018 Annual Meeting, and the Palm Investors have designated Mr. Horowitz as their designee to be nominated by the Board as a director to hold office until the 2021 annual meeting of shareholders or until a successor is elected and qualified. The holders of Series A Convertible Preferred Stock will vote separately, as a class, on the election of Mr. Horowitz at the 2018 Annual Meeting. The term of the other designee of the Palm Investors, Bradley M. Tirpak, expires at the 2020 annual meeting of shareholders.
Vote Required to Approve Each Proposal
When a quorum is present, (i) for the election of directors, the nominees having the highest number of votes cast in favor of election will be elected to the Board of Directors, provided that, for the election of Frederic W.J. Birner, such votes will be cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, and, for the election of Joshua S. Horowitz, such votes will be cast only by the holders of the Series A Convertible Preferred Stock; and (ii) for Proposal No. 2 and Proposal No. 3, the proposal will be approved by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, if the number of votes cast favoring the action exceeds the number of votes cast against the action.
With respect to any other matter that may properly come before the meeting, unless a greater number of votes are required by law or by our Amended and Restated Articles of Incorporation, a matter will be approved by the holders of our common stock and Series A Convertible Preferred Stock voting together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, if the number of votes cast favoring the action exceeds the number of votes cast against the action.
Abstentions, broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) and any other shares not voted on a completed proxy will be treated as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of the election of the Class III directors, Proposal No. 2 and Proposal No. 3, abstentions and broker non-votes will not be considered as votes cast. Thus, abstentions and broker non-votes will have no impact on any matter that may properly come before the meeting so long as a quorum is present.

Solicitation
We will pay the cost of soliciting proxies in the accompanying form. We have retained the services of Broadridge to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $9,700. Although there are no formal agreements to do so, our officers and other regular employees may solicit proxies by telephone or by personal interview for which the officers or employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.
Proposal No. 1: ELECTION OF tWO class IiI DIRECTORs
General
Our Amended and Restated Articles of Incorporation provide for the classification of our Board of Directors into three classes, with one of the three classes standing for election at each annual meeting of shareholders. Under our Amended and Restated Articles of Incorporation and our Second Amended and Restated Bylaws (the “Amended Bylaws”), the number of directors shall be fixed from time to time by resolution of the Board of Directors. Effective as of the date of the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”), the size of the Board of Directors increased from five members to seven members.
Class I is made up of two directors (Paul E. Valuck, D.D.S. and Thomas D. Wolf) whose terms will expire upon the election and qualification of directors at the 2019 annual meeting of shareholders.
Class II is made up of three directors (John M. Climaco, Gregory G. Fulton and Bradley M. Tirpak) whose terms will expire upon the election and qualification of directors at the 2020 annual meeting of shareholders
Class III is made up of two directors (Frederic W.J. Birner and Joshua S. Horowitz) who are standing for re-election at this 2018 Annual Meeting.
At each annual meeting of shareholders, directors will be elected by our shareholders for a full term of three years to succeed the directors whose terms are expiring or to fill any vacancies created by an increase in the size of the Board of Directors. The powers and responsibilities of each class of directors are identical. All directors will serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
The holders of shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, are being asked to vote on the election of Frederic W. J. Birner to hold office until the 2021 annual meeting of shareholders and until his successor is duly elected and qualified.
The holders of Series A Convertible Preferred Stock, voting separately, as a class, will vote on the election of Joshua S. Horowitz to hold office until the 2021 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Horowitz is a current director who was designated by the Palm Investors under the terms of the Investment Documents. Only the holders of Series A Convertible Preferred Stock have the right to vote on the election of Mr. Horowitz.
Class III Director Nominees
Class of Director	Name	Age	Director Since
Class III	Frederic W.J. Birner	60	1995
Class III	Joshua S. Horowitz	40	2017
The nominees’ biographies are set forth in “Directors, Director Nominees and Executive Officers” below.

Continuing Directors
The persons named below will continue to serve on our Board of Directors until the annual meeting of shareholders in the year indicated below and/or until their successors are elected and take office. Shareholders are not voting on the election of any Class I or Class II directors this year. The following table shows the names, ages and classes of the continuing directors. Each director’s biography is set forth in “Directors, Director Nominees and Executive Officers” below.
Class of Director	Term Expires in Year	Name	Age	Director Since
Class I	2019	Paul E. Valuck, D.D.S.	60	2001
Class I	2019	Thomas D. Wolf	63	2004
Class II	2020	John M. Climaco	49	2017
Class II	2020	Gregory G. Fulton	71	2017
Class II	2020	Bradley M. Tirpak	48	2017
Required Vote
Assuming a quorum is present, the two nominees having the highest number of votes cast in favor of election will be elected to the Board of Directors as Class III directors, provided that, for the election of Frederic W.J. Birner, such votes will be cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, and, for the election of Joshua S. Horowitz, such votes will be cast only by the holders of the Series A Convertible Preferred Stock. Abstentions and broker non-votes will have no effect on the outcome of the election.
Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy FOR the election of the nominees for director named above. If, at the time of the meeting, a nominee becomes unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, in their discretion. If elected, each nominee will hold office until the 2021 annual meeting of shareholders or until a successor is elected and qualified.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF FREDERIC W.J. BIRNER AND, SOLELY WITH RESPECT TO HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK, FOR THE ELECTION OF JOSHUA S. HOROWITZ, AS OUR CLASS III DIRECTORS.

Proposal TWO: INCREASE SHARES AVAILABLE UNDER
2015 eQUITY INCENTIVE PLAN
Proposed Amendment
Our Board of Directors has determined that, in order to be able to provide additional incentive to our management and selected employees, it is in the best interests of our shareholders to increase the number of shares of common stock that we are authorized to issue pursuant to the exercise of options and other equity awards granted under the 2015 Equity Incentive Plan (the “2015 Plan”).
We are currently authorized to issue up to 200,000 shares of common stock under the 2015 Plan. As of April 20, 2018, there were outstanding (i) 184,000 options to purchase common stock, none of which have been exercised, and (ii) 10,000 shares of restricted stock, of which 2,000 shares have vested, resulting in 6,000 shares remaining available for future grants under the 2015 Plan.
At a meeting held on April 18, 2018, our Board of Directors resolved that, subject to approval by our shareholders at the 2018 Annual Meeting, the number of authorized shares under the 2015 Plan be increased by 200,000 shares. The proposed amendment would increase the number of shares of common stock available under the 2015 Plan from 200,000 shares to 400,000 shares.
The purpose of the amendment is to ensure that we have a sufficient number of shares reserved under the 2015 Plan to accomplish its objective of providing equity incentives to selected employees, directors and consultants who are responsible for the conduct and management of our business or who are involved in endeavors significant to our success. We believe that rewarding individuals in this fashion creates an increased interest in, and a greater concern for, our success on the part of the individuals. Options and other awards under the 2015 Plan also help to attract and retain employees.
General
The 2015 Plan was adopted by the Board of Directors as of April 30, 2015 and was approved by our shareholders at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) held on June 9, 2015. The following is a summary of the material features of the 2015 Plan. A copy of the 2015 Plan was filed with the Securities and Exchange Commission on May 7, 2015 as Appendix A to Amendment No. 1 to the Proxy Statement for the 2015 Annual Meeting and is available on the Securities and Exchange Commission’s website at http://www.sec.gov.
The 2015 Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards to eligible recipients. Our employees, officers, directors and consultants and prospective employees, officers, directors and consultants, as well as those of our affiliates and managed dental practices, are eligible to participate in the 2015 Plan.. There are approximately 19 participants in the 2015 Plan. As of March 31, 2018, there were approximately 501 employees of the Company and the Company’s affiliates and managed dental practices, plus our non-executive directors, who would have been eligible to participate in the 2015 Plan. The Compensation Committee administers the 2015 Plan and is referred to as the “Committee.” The Committee determines recipients and types of awards, including the number of shares, the grant dates, and the exercisability thereof. The Committee generally determines grants to our officers and directors. Grants made to officers and directors in 2017 were determined by the full Board of Directors.
Shares Available for Issuance
A maximum of 400,000 shares of common stock, if the amendment to the 2015 Plan is approved, or a maximum of 200,000 shares of common stock, if the amendment to the 2015 Plan is not approved, are available for issuance upon the exercise of options and other awards granted under the 2015 Plan. Any shares of common stock subject to an award under the 2015 Plan that expires, is forfeited or terminated, or is settled or paid in cash will, to the extent of such expiration, forfeiture, termination or settlement, automatically become available for future awards under the 2015 Plan. Similarly, any shares tendered or withheld to satisfy any tax withholding obligation in connection with a full value award will also become available for future awards under the 2015 Plan. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with an option or SAR award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for future awards.
Types of Awards
The 2015 Plan permits us to award stock option awards, SAR awards, restricted stock awards, stock unit awards, and other stock-based awards to eligible recipients. These types of awards are described in more detail below.
Options.   We may award eligible recipients either “incentive stock options” (or “ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award. “Fair market value” under the 2015 Plan as of any date generally means the closing sale price of a share of our common stock on Nasdaq on the date of grant. As of April 20, 2018, the closing sale price of a share of our common stock on the OTCQX Stock Market was $7.00. The aggregate fair market value, determined on the date of grant of any option, of shares with respect to which ISOs under the 2015 Plan or otherwise are exercisable for the first time by an option holder in any year may not exceed $100,000.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.
An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant.
Stock Appreciation Rights.   A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2015 Plan, as may be determined by the Committee.
Restricted Stock Awards.   A restricted stock award is an award of shares of our common stock that vests at such times and in such installments as may be determined by the Committee. Until they vest, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Unless otherwise specified by the Committee, dividends and distributions paid on restricted shares will be subject to the same restrictions as the underlying shares, except for regular cash dividends on awards that are subject only to service-based vesting conditions. Participants are entitled to vote shares of restricted stock prior to the time they vest if they are record holders of such shares.
Stock Unit Awards.   A stock unit award is a right to receive the fair market value of one or more shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times and in such installments as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2015 Plan, as may be determined by the Committee.
Other Stock-Based Awards.   The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2015 Plan. The Committee has discretion to determine the terms and conditions of such awards consistent with the terms and provisions of the 2015 Plan.
Transferability of Awards
In general, no right or interest in any award under the 2015 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable to a participant’s immediate family or pursuant to a qualified domestic relations order. The transfer may be made directly or indirectly or by means of a trust, partnership or otherwise. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.
Effect of Termination of Service
If a participant’s employment or other service relationship with us or our affiliates or managed dental practices is terminated, the 2015 Plan provides that unvested portions of his or her outstanding awards will be forfeited and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of either 90 days or one year after termination, depending on the reason for the termination, unless the termination is for cause. In that case, the vested but unexercised portions of option and SAR awards will also be terminated. The Committee may provide for different termination consequences in an individual award agreement.
Change in Control
If a change in control of our company occurs as a result of a merger or consolidation involving us and any outstanding award is not continued, assumed or replaced by the company or the surviving or successor entity in connection with the change in control, then (i) each of the participant’s outstanding options and SARs will become exercisable in full, and (ii) each of the participant’s unvested full value awards will fully vest unless and to the extent the Committee elects to terminate such award in exchange for a payment in an amount equal to the intrinsic value of the award (or, if there is no intrinsic value, the award may be terminated without payment). Upon the occurrence of other events involving a change in control (as defined in the 2015 Plan), all exercise dates of any outstanding award will accelerate and all outstanding awards will vest. The Committee may provide for different change in control consequences in an individual award agreement. The 2015 Plan generally defines a “change in control” as a merger or consolidation involving us, a sale of all or substantially all of our assets, the acquisition by a person or group of more than 30% of the voting power of our stock, or certain changes in the composition of our Board of Directors.
Share Adjustment Provisions
If certain transactions with our shareholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2015 Plan, (ii) outstanding awards as to the class, number of shares and exercise price per share, and (iii) award limitations prescribed by the 2015 Plan. In connection with other types of transactions that may also affect our common stock, such as reorganizations, mergers or consolidations, the Committee may make similar equitable adjustments in its discretion.
Term of the 2015 Plan
Unless terminated earlier, the 2015 Plan will terminate on April 30, 2025. Awards outstanding under the 2015 Plan at the time it terminates will continue in accordance with their terms. Our Board of Directors may suspend or terminate the 2015 Plan at any time.

Amendment of the 2015 Plan
Our Board of Directors may amend the 2015 Plan at any time, but no amendments will be effective without shareholder approval if such approval is required under applicable laws or regulations or under the rules of the exchange on which our common stock is then listed. No amendment of the 2015 Plan may adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2015 Plan, based on current statutes, regulations and interpretations. This summary is not intended to be exhaustive and does not discuss the income tax laws of any state, local or foreign jurisdiction in which a participant may reside.
Non-Qualified Options.   If a participant is granted a non-qualified option under the 2015 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.
Incentive Stock Options.    If a participant is granted an incentive stock option under the 2015 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-qualified options will apply.
Other Awards.   The current federal income tax consequences of other awards authorized under the 2015 Plan generally follow certain basic patterns. SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.
Section 409A of the Code.   The foregoing discussion of tax consequences of awards under the 2015 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral. The 2015 Plan is administered in a manner intended to comply with Section 409A.
New Plan Benefits
Future grants under the 2015 Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the 2015 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the 2015 Plan.
We granted awards under the 2015 Plan in 2017 to the named executive officers, non-employee directors and to other eligible employees. The 2017 grants to our named executive officers and to our non-employee directors are reflected in the Outstanding Equity Awards at December 31, 2017 table and the Director Compensation table, respectively, in this Proxy Statement.
Equity Compensation Plan Information
For a summary of equity awards outstanding and available for grant as of December 31, 2017, see “Executive Compensation Summary — Equity Compensation Plan Information” below.
Required Vote
Assuming a quorum is present, the number of votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, favoring this proposal must exceed the number of votes cast opposing this proposal for this proposal to be approved. If no instructions on this matter are indicated on a proxy, the persons named in the enclosed form of proxy will vote the shares represented by such proxy FOR the approval of the amendment to the 2015 Plan. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors unanimously recommends that you vote ‘FOR’ the proposal to amend the 2015 Plan to increase the common stock available under the 2015 Plan from 200,000 shares to 400,000 shares.

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2018
The Audit Committee and the Board believe that the retention of Moss Adams LLP (“Moss Adams”) to serve as our independent registered public accounting firm for the year ending December 31, 2018 is in the best interests of the Company and our shareholders. Hein & Associates LLP (“Hein”), which had served as our independent registered public accounting firm since 2001, merged with Moss Adams in November 2017. The Audit Committee has approved the engagement of Moss Adams as our independent registered public accounting firm for the year ending December 31, 2018. We expect that representatives of Moss Adams (who previously were representatives of Hein) will be present at the 2018 Annual Meeting and will have the opportunity to make a statement if they so desire. These representatives will also be available to respond to appropriate questions from shareholders at the 2018 Annual Meeting.
The appointment of Moss Adams as our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, the Audit Committee and the Board believe that obtaining shareholder ratification is a sound corporate governance practice. Notwithstanding the selection or ratification of Moss Adams, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of us and our shareholders. If our shareholders fail to vote on an advisory basis in favor of the appointment of Moss Adams, the Audit Committee will take such actions as it deems necessary, if any, as a result of such shareholder vote.
Fees Paid to Our Independent Registered Public Accounting Firm
The Audit Committee reviews and pre-approves audit-related and permissible non-audit services to be performed by our independent registered public accounting firm, which currently is Moss Adams. The fees shown below for 2017 and 2016 were approved in advance by the Audit Committee.
Audit Fees
For the year ended December 31, 2017, Hein billed us $42,400 for professional services rendered for reviews of the financial statements included in our Quarterly Reports on Form 10-Q during the year ended December 31, 2017 and audit preparation and Moss Adams billed us $98,750 for professional services rendered for the audit of our annual financial statements, which amount includes $37,600 to evaluate the accounting treatment for the Private Placement with the Palm Investors completed in December 2017.
For the year ended December 31, 2016, Hein billed us $96,300 for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed during the year ended December 31, 2016.
Audit-Related Fees
For the year ended December 31, 2017, Hein billed us $12,310 for audit-related professional services. These fees related to the audit of our 401(k) retirement savings plan.
For the year ended December 31, 2016, Hein billed us $11,838 for audit-related professional services. These fees related to the audit of our 401(k) retirement savings plan.
Tax Fees and All Other Fees
For the years ended December 31, 2016 and 2017, neither Hein nor Moss Adams billed us for any tax fees or other professional services besides the services described above.
Changes in Independent Registered Public Accounting Firm
Effective November 16, 2017, Hein combined with Moss Adams. As a result of this transaction, on November 16, 2017, Hein resigned as our independent registered public accounting firm. Concurrent with such resignation, the Audit Committee approved the engagement of Moss Adams as our new independent registered public accounting firm.

The audit reports of Hein on our financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no disagreements between Hein and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein, would have caused them to make reference thereto in their reports on our financial statements for such years.
During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Moss Adam’s engagement, we did not consult with Moss Adams on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on our financial statements, and Moss Adams did not provide either a written report or oral advise to us that Moss Adams concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.
Required Vote
In order to approve this proposal, the number of votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, in favor of the proposal must exceed the number of votes cast against the proposal. Unless instructed to the contrary, the persons named in the enclosed form of proxy will vote the shares represented by such proxy FOR the approval of the ratification of the appointment of Moss Adams as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

Corporate Governance matters
Director Independence
Our common stock is quoted on the OTCQX Market. Although our common stock is no longer listed on Nasdaq, pursuant to the regulations promulgated by the SEC under the Exchange Act, we have adopted the definition of independent director as described in Rule 5605 of the Nasdaq Listing Standards. Our Board of Directors has determined that each of the following current directors and director nominees qualify as independent directors as defined under Nasdaq Rule 5605(a)(2): John M. Climaco, Gregory G. Fulton, Joshua S. Horowitz, Bradley M. Tirpak, Paul E. Valuck, D.D.S. and Thomas D. Wolf.
Nominations Process
Prior to June 2017, we did not have a standing nominating committee, and nominations for director were made by our independent directors. The Board of Directors believed that, considering the size of the Company and our Board of Directors, nominating decisions could be made effectively by our independent directors and that there was no need for the added formality of a nominating committee.
In June 2017, the Board of Directors established a Nominating and Governance Committee. The Nominating and Governance Committee is comprised of Paul Valuck (Chairman), Joshua Horowitz and Thomas Wolf. The Board of Directors has not adopted a written charter for the Nominating and Governance Committee. The Board of Directors expects to adopt such a charter immediately following the 2018 Annual Meeting, and expects it will delegate the following responsibilities to the Nominating and Governance Committee: (i) develop and recommend to the Board a set of corporate governance principles applicable to us; (ii) advise the Board on corporate governance matters; (iii) develop and recommend to the Board criteria for the selection of candidates to serve on the Board; (iv) establish procedures for the identification and evaluation of any candidate for the Board, including any incumbent director; (v) establish procedures for shareholders to submit potential candidates for election to the Board; (vi) select and approve all nominees for Board membership; (vii) make recommendations as necessary regarding changes in the size and composition of the Board and each Board committee; (viii) make recommendations as necessary regarding the establishment of new Board committees and selection of directors to serve on each committee; (ix) develop and administer an annual Board and committee evaluation process; (x) annually review the Nominating and Governance Committee’s own performance; and (xi) perform any other activities consistent with the Nominating and Governance charter, our bylaws and applicable laws, rules and regulations that the Nominating and Governance Committee or the Board deem appropriate.
In July 2016, our Board of Directors adopted and approved the Amended Bylaws. The Amended Bylaws include advance notice requirements and procedures for the submission by shareholders of nominations for our Board of Directors and of other proposals to be presented at shareholder meetings.
Under Article II, Section 3 of the Amended Bylaws, in order for a shareholder to nominate a person for election as a director without inclusion in our proxy statement, such shareholder must give timely notice in writing delivered to our Secretary at our principal executive offices. To be timely, notice must be delivered to the Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual shareholders’ meeting. If the date of the annual shareholders’ meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual shareholders’ meeting and not later than the close of business on the later of the 90th day prior to the date of such annual shareholders’ meeting or the 10th day following the day on which we first publicly announce the date of such annual shareholders’ meeting.
The shareholder’s notice must include certain information required by the Amended Bylaws about the director nominee, the shareholder of record and the underlying beneficial owner, if any, including such information as the director nominee’s name, age, address, occupation and shares; the name, address and shares of the shareholder and any beneficial owner; information about derivatives, hedges and short positions; understandings or agreements regarding the economic and voting interests of the director nominee, the shareholder and related persons with respect to our stock, if any; and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of the proposed director nominee. In addition, the notice must contain certain representations made by the shareholder or beneficial owner proposing to nominate such director nominee. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director. A shareholder’s notice must be updated, if necessary, so that the information submitted is true and correct as of the record date for determining shareholders entitled to receive notice of the meeting and as of the date that is 10 business days prior to the meeting date.
The Nominating and Governance Committee and the Board of Directors do not currently have an express policy with regard to the consideration of any director candidates recommended by our shareholders because the Nominating and Governance Committee and the Board believe that they can adequately evaluate any such nominees on a case-by-case basis. The Nominating and Governance Committee and the Board of Directors will consider director candidates proposed on a timely basis in accordance with the Amended Bylaws and will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Shareholders must include sufficient information about candidates nominated for director as set forth in the Amended Bylaws to enable our Nominating and Governance Committee and Board of Directors to consider the candidate’s qualifications and suitability for service on the Board of Directors. Although the Board of Directors does not currently have a diversity policy regarding selection of director nominees or other formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for Board, committee and shareholder meetings. In considering nominees, the Nominating and Governance Committee and Board would consider diversity among other factors relevant to its decision. Any candidate must state in advance his or her willingness and interest in serving on the Board of Directors and its committees.
For the 2018 Annual Meeting, Frederic W.J. Birner and Joshua S. Horowitz, who are current directors, were recommended and nominated by the Board of Directors for election as Class III directors. Mr. Horowitz was designated by the Palm Investors under the terms of the Investment Documents.
Communications with Our Board
Because we are a small public company, our Board of Directors does not presently provide a website or a formal process for shareholders to send communications to the Board. However, shareholders wishing to contact any member (or all members) of the Board or any committee of the Board may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual director or group or committee of the directors, c/o Dennis N. Genty, Chief Financial Officer, Secretary and Treasurer, Birner Dental Management Services, Inc., 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210. The Board believes that this approach serves the Company’s and its shareholders’ needs. There is no screening process, and all shareholder communications directed to a Board member, the Board or a committee of the Board are forwarded to the appropriate person or persons for review. Our Board of Directors intends to periodically evaluate its shareholder communication process, and may adopt additional procedures to facilitate shareholder communications with the Board of Directors as it deems necessary or appropriate.
Directors’ Meetings
The entire Board of Directors met 33 times during the year ended December 31, 2017. No director attended fewer than 75% in the aggregate of all Board of Directors meetings and meetings of any committee on which he served during 2017. Our policy regarding attendance by members of the Board of Directors at our annual meeting of shareholders is to encourage our directors to attend, subject to their availability for travel at that time. Frederic W.J. Birner and Thomas D. Wolf attended our 2017 Annual Meeting.

Audit Committee
The Audit Committee is comprised solely of independent directors, as defined by applicable Nasdaq and SEC rules and regulations. Though our Company is no longer listed on Nasdaq, our Board of Directors used the Nasdaq listing standards in making its independence determinations. The current members of the Audit Committee are Gregory G. Fulton, Bradley M. Tirpak and Thomas D. Wolf  (Chairman). The Board of Directors has reviewed Nasdaq Rule 5605(c) and has determined that Messrs. Fulton, Tirpak and Wolf are independent directors as defined in that rule. The Board of Directors has determined that Messrs. Fulton, Tirpak and Wolf have accounting and related financial management expertise based on their years of relevant professional work experience and are qualified as audit committee financial experts within the meaning of SEC regulations. The Audit Committee met four times during the year ended December 31, 2017.
The Audit Committee selects, engages, approves fees for and oversees our independent registered public accounting firm and pre-approves all services to be performed by them. The Audit Committee also reviews and oversees our financial reporting process generally, the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, and our compliance with legal and regulatory requirements.
The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.perfectteeth.com/our-company/investor-relations. We will provide a copy of the charter for the Audit Committee to any person, without charge, upon request by writing to: the Corporate Secretary, Birner Dental Management Services, Inc., 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210.
Compensation Committee
The current members of the Compensation Committee are John M. Climaco, Paul E. Valuck, D.D.S. and Joshua S. Horowitz (Chairman), each of whom is an independent director as defined by applicable Nasdaq and SEC rules and regulations. Though our Company is no longer listed on Nasdaq, our Board of Directors used the Nasdaq listing standards in making its independence determinations.
The Compensation Committee is generally responsible for establishing and administering our general compensation policy and program, and for setting compensation for our executive officers. The Compensation Committee also possesses all of the powers of administration under our employee benefit plans, including our 2015 Plan. Subject to the provisions of those plans, the Compensation Committee determines the individuals eligible to participate in the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee generally determines awards granted to our executive officers and directors. The Compensation Committee did not meet in 2017. Grants made to officers and directors in 2017 were determined by the full Board of Directors.
The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.perfectteeth.com/our-company/investor-relations. We will provide a copy of the charter for the Compensation Committee to any person, without charge, upon request by writing to: the Corporate Secretary, Birner Dental Management Services, Inc., 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210.

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with Moss Adams, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. In addition, the Audit Committee has received from Moss Adams the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Moss Adams’ communications with the Audit Committee concerning its independence. The Audit Committee has reviewed the materials received from Moss Adams and has met with representatives of Moss Adams to discuss its independence.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
AUDIT COMMITTEE
Thomas D. Wolf  (Chairman)
Gregory G. Fulton
Bradley M. Tirpak

Code of Conduct
All of our employees, including our Chief Executive Officer, Chief Financial Officer, and the persons performing similar functions, are required to abide by our code of conduct and business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner. We intend to disclose any changes in or waivers from our code of conduct by filing a current report on Form 8-K with the SEC. A copy of the Company’s Code of Conduct is available on our website at www.perfectteeth.com/legal.
Related Party Transactions
On May 9, 2017, we entered into a Nomination and Standstill Agreement (the “Settlement Agreement”) with Digirad Corporation, Mark A. Birner and the members of a group of shareholders (the “Digirad Shareholder Group”), pursuant to which John M. Climaco and Gregory G. Fulton were nominated for election as Class II directors at the 2017 Annual Meeting. The Digirad Shareholder Group, including Mark A. Birner and Lee Schlessman, who each own over 5% of our common stock, as well as John M. Climaco and Gregory G. Fulton, who are current Class II directors, are parties to the Settlement Agreement. Pursuant to the Settlement Agreement, we agreed to reimburse the Digirad Shareholder Group’s reasonable fees and expenses related to the 2017 proxy contest by issuing Digirad Corporation 12,500 shares of our common stock, which had a value of approximately $175,000 based on the closing price of our common stock on May 11, 2017. As Class II directors of the Company, Messrs. Climaco and Fulton participate in the standard compensation and reimbursement of expenses offered to non-employee directors of the Company.
Except as disclosed above, since January 1, 2016, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.
We do not have a formal written policy regarding the review, approval or ratification of related party transactions. Under the Audit Committee charter, the Audit Committee is responsible for the review and approval of all related party transactions required to be disclosed to the public under the SEC rules. All of our employees, officers and directors are required to comply with our Code of Conduct. The Code of Conduct addresses, among other things, actions that are required when potential conflicts of interest arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose immediately the nature and extent of the conflict, or potential conflict, to his or her supervisor, who, along with appropriate officials of the Company, will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected. Any transaction between us and another party on terms that are reasonably believed to be at least as favorable as the terms that we otherwise could have obtained from an unrelated third party shall not create a conflict of interest or cause a violation of the Code of Conduct, provided that, with respect to the directors and any member of senior management, the Audit Committee was given prior notice of such transaction and approved it. The rules in the Code of Conduct regarding conflicts of interest not only apply to all employees, officers and directors, but also to immediate family members and certain business associates of our employees, officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Owners
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 20, 2018 by (i) all persons known by us to be the beneficial owners of 5% or more of our common stock, (ii) each director, (iii) each of our named executive officers, and (iv) all executive officers and directors as a group. The address of each of the named executive officers and directors is our office address, 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Named Executive Officers & Directors
Frederic W. J. Birner(3)	385,848	19.2%
Dennis N. Genty(4)	155,820	8.1%
John M. Climaco(5)	1,000	0.1%
Gregory G. Fulton(6)	12,000	0.6%
Joshua S. Horowitz(7)	300,000	13.8%(8)
Bradley M. Tirpak(9)	—	0.0%
Paul E. Valuck, D.D.S.(10)	60,219	3.2%
Thomas D. Wolf(11)	68,984	3.7%
All executive officers and directors (eight persons)(12)	983,871	41.4%
5% Owners
Palm Management (US) LLC(13)	1,000,000	53.3%(14)
Mark A. Birner, D.D.S.(15)	388,956	20.7%
Lee Schlessman(16)	169,629	9.0%
Bradley L. Radoff(17)	104,800	5.6%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or convertible securities currently exercisable or convertible or exercisable or convertible within 60 days of April 20, 2018 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Percentage of ownership for each beneficial owner except Mr. Horowitz and Palm Management (US) LLC (“Palm Management”) is based on 1,874,761 shares of common stock outstanding at April 20, 2018 plus any options currently exercisable or exercisable within 60 days of April 20, 2018, computed separately for each beneficial owner using information provided in the following footnotes. For Mr. Horowitz and Palm Management, percentage of ownership includes an additional 300,000 shares of common stock and 1,000,000 shares of common stock, respectively. See Notes 8 and 14 below.

(3)
Includes 137,500 shares of common stock that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 20, 2018.

(4)
Includes 37,500 shares of common stock that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 20, 2018.

(5)
Consists of 1,000 shares of restricted common stock that will vest on June 20, 2018.

(6)
Includes 1,000 shares of restricted common stock that will vest on June 20, 2018.

(7)
Based on a Schedule 13D filed on January 3, 2018 (the “Palm 13D”) by Palm Management, Palm Global Small Cap Master Fund LP (“Palm Global”), Palm Active Dental, LLC (“PAD”), Bradley C. Palmer, Bradley M. Tirpak and Joshua S. Horowitz (collectively, the “Palm Parties”). Mr. Horowitz’s beneficial interest consists of 300,000 shares beneficially owned by Palm Global and Palm Management. Due to his position as managing director of Palm Management, which is the investment manager of Palm Global, Mr. Horowitz may be deemed to have shared voting and dispositive power over such 300,000 shares. Such shares are not currently outstanding and are issuable upon conversion of the Notes and Series A Convertible Preferred Stock, which are convertible into Series B Convertible Preferred Stock, which in turn is convertible into our common stock, at the option of the holder. Based on a Form 3 filed on January 3, 2018 (the “Horowitz Form 3”), Mr. Horowitz disclaims beneficial ownership of such shares.

(8)
Percentage of ownership is based on 1,874,761 shares of common stock outstanding at April 20, 2018 plus any options held by persons in the above table that are currently exercisable or exercisable within 60 days of April 20, 2018 plus. 300,000 shares of common stock beneficially owned by Palm Global and Palm Management. See Note 7 above.

(9)
Based on a Form 3 filed January 3, 2018, Mr. Tirpak disclaims beneficial ownership of 300,000 shares of common stock beneficially owned by Palm Global and Palm Management and 700,000 shares beneficially owned by PAD and Palm Management. Such shares are not currently outstanding and are issuable upon conversion of the Notes and Series A Convertible Preferred Stock, which are convertible into Series B Convertible Preferred Stock, which in turn is convertible into our common stock, at the option of the holder. See Note 13 below..

(10)
Includes 12,667 shares of common stock that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 20, 2018 and 1,000 shares of restricted stock that will vest on June 20, 2018.

(11)
Includes 12,667 shares of common stock that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 20, 2018 and 1,000 shares of restricted stock that will vest on June 20, 2018.

(12)
Includes 200,334 shares of common stock issuable upon the exercise of options held by all executive officers and directors as a group that are currently exercisable or exercisable within 60 days of April 20, 2018 and 4,000 shares of restricted stock that will vest on June 20, 2018.

(13)
Based on the Palm 13D, Palm Management, Palm Global and Mr. Horowitz have shared voting and dispositive power over 300,000 shares, PAD has shared voting and dispositive power over 700,000 shares and Mr. Palmer has shared voting and dispositive power over 1,000,000 shares. Such shares are not currently outstanding and are issuable upon conversion of the Notes and Series A Convertible Preferred Stock, which are convertible into Series B Convertible Preferred Stock, which in turn is convertible into our common stock, at the option of the holder. Based on the Horowitz Form 3, Mr. Horowitz disclaims beneficial ownership of the 300,000 shares. Based on the Palm 13D, Mr. Palmer disclaims beneficial ownership of the 1,000,000 shares except to the extent of his pecuniary interest therein. The address of the Palm Parties is 19 West Elm Street, Greenwich, Connecticut 06830.

(14)
Percentage of ownership is based on 1,874,761 shares of common stock outstanding at April 20, 2018 plus any options held by persons in the above table that are currently exercisable or exercisable within 60 days of April 20, 2018 plus. 1,000,000 shares of common stock beneficially owned by Palm Global, Palm Management and PAD. See Note 13 above.

(15)
Based on a Schedule 13D/A filed on May 12, 2017 by the Digirad Shareholder Group, Mark Birner had sole voting and dispositive power over 388,956 shares and his address is 2325 E. 7th Avenue Parkway, Denver, Colorado 80206.

(16)
Based on a Schedule 13D filed on March 9, 2017 by the Digirad Shareholder Group (the “Digirad 13D”), Mr. Schlessman beneficially owned 104,026 shares, and it excluded from Mr. Schlessman’s beneficial ownership 3,737 shares owned by Mr. Schlessman’s sister through a trust and 81,044 shares owned in the aggregate by Mr. Schlessman’s children both directly and indirectly through certain trusts. Based on the Digirad 13D, the address for Mr. Schlessman is 1555 Blake Street, Suite 400, Denver, Colorado 80202.

(17)
Based on a Schedule 13G filed on January 8, 2018 by Mr. Radoff, he beneficially owns 104,800 shares, of which he has sole voting and dispositive power over 101,800 shares and shared voting and dispositive power with his family foundation over 3,000 shares. Based on the Schedule 13G, the address for Mr. Radoff is 1177 West Loop South, Suite 1625, Houston, Texas 77027.

There has been no change in our control since the beginning of our last fiscal year, and there are no arrangements known to us, including any pledge of our securities, the operation of which may at a subsequent date result in a change in our control.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
The following table sets forth information concerning each of our directors, director nominees and executive officers. All directors will serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Officers are appointed by and serve at the discretion of the Board of Directors.
Name	Age	Position
Frederic W.J. Birner	60	Chairman of the Board, Chief Executive Officer and Director Nominee
Dennis N. Genty	60	Chief Financial Officer, Secretary, Treasurer
John M. Climaco	49	Director
Gregory G. Fulton	71	Director
Joshua S. Horowitz	40	Director Nominee
Bradley M. Tirpak	48	Director
Paul E. Valuck, D.D.S.	60	Director
Thomas D. Wolf	63	Director
Biographies
Frederic W.J. Birner is one of our founders and has served as Chairman of the Board and Chief Executive Officer since our inception in May 1995.
Dennis N. Genty is one of our founders and has served as Secretary since May 1995 and as Chief Financial Officer, Secretary and Treasurer since September 1995. Mr. Genty was a director of the Company’s Board of Directors from the Company’s inception until 2004. Mr. Genty was again elected to the Board of Directors in 2015 and served as a director until December 28, 2017.
John M. Climaco was first elected as a Class II Director by our shareholders at the 2017 Annual Meeting in connection with the Settlement Agreement with the Digirad Shareholder Group. Since 2015, he has served as Executive Vice President of Perma-Fix Medical, SA, a developer of non-fission technology for the production of medical radioisotopes and a majority-owned subsidiary of Perma-Fix Environmental Services, Inc. From 2012 through 2015, Mr. Climaco served as an independent consultant to a variety of healthcare and medical technology companies. Mr. Climaco has served as a director of: Perma-Fix Environmental Services, Inc., a provider of nuclear services and radioactive waste management solutions, since 2013; Digirad Corporation, a provider of in-office nuclear cardiology imaging, since 2012; Essex Rental Corporation, a supplier of crane and related equipment rentals, from 2015 to 2017; PDI, Inc., a health care commercialization and molecular diagnostics company, from 2013 to 2014; and InfuSystem Holdings, Inc., a supplier of infusion services to oncologists and out-patient treatment settings, from 2012 to 2013. From 2003 to 2013, Mr. Climaco served as president and chief executive officer, as well as a director, of Axial Biotech, Inc., a venture-backed molecular diagnostics company specializing in spine disorders, which he cofounded in 2003.
Gregory G. Fulton was first elected as a Class II Director by our shareholders at the 2017 Annual Meeting in connection with the Settlement Agreement with the Digirad Shareholder Group. Since 2002, Mr. Fulton has been employed at GVC Capital LLC, an investment banking firm, where he is the Director of Municipal Finance and manages Fulton Partners Investments, a division of GVC Capital LLC concentrating on municipal bond offerings. Mr. Fulton has previous experience working at E.F. Hutton & Co., Prudential Securities Incorporated and Cohig & Associates.
Joshua S. Horowitz was appointed as a Class III Director in December 2017 in connection with the Private Placement with the Palm Investors. Mr. Horowitz is a professional investor with 15 years of investing experience. Since January 2012, he has served as a portfolio manager and Managing Director at several Palm Investors entities, first with Palm Ventures LLC and currently with Palm Management (US) LLC. The Palm Investors entities engage in strategic investments in public and private companies. Since 2004 he has been a director of research at Inverlochy Capital, a privately held asset management firm and Berggruen

Holdings, a multi-billion dollar family office. Between 2002 and 2004 he was a research analyst at Crossway Partners, a value strategy investment partnership. Mr. Horowitz currently serves as a director of 1347 Property Insurance Holdings. He served as a director of The Lincoln General Insurance Company from October 2001 to November 2014 and 1347 Capital Corp (now Limbach Holdings, Inc.) from July 2014 to July 2016. Mr. Horowitz holds a B.S. in Management magna cum laude from Binghamton University and also studied at the Bath School of Management in the United Kingdom.
Bradley M. Tirpak was appointed as a Class II Director in December 2017 in connection with the Private Placement with the Palm Investors. Mr. Tirpak is a professional investor with more than 20 years of investing experience. Since October 2016, he has served as a portfolio manager and Managing Director at Palm Management UK LP. Since 1996, Mr. Tirpak served as a portfolio manager of Locke Partners, Credit Suisse First Boston, Caxton Associates and Sigma Capital Management, and a managing member of other investment partnerships. Between 1993 and 1996, he was the founder and CEO of Access Telecom, Inc., an international telecommunications company doing business in Mexico. Mr. Tirpak serves as the Chairman of the Board at Full House Resorts, Inc., as a director of Flowgroup Plc and as a director of The HALO Trust USA. He served as a director at Applied Minerals, Inc. from March 2015 to February 2017 and as a director of USA Technologies, Inc. from 2010 to 2012. Mr. Tirpak earned a B.S.M.E. from Tufts University and an M.B.A. from Georgetown University.
Paul E. Valuck, D.D.S. was appointed as a director in April 2001 and was first elected by our shareholders at the 2001 annual meeting of shareholders. Dr. Valuck has been in private dental practice in Denver, Colorado since January 1998.
Thomas D. Wolf was appointed as a director in June 2004 and was first elected by our shareholders at the 2007 annual meeting of shareholders. Mr. Wolf joined Shield Security Systems, LLC, a privately held company in the security system business, in December 1998 and has served as its Chief Financial Officer since December 1998. From April 2003 until June 2012, Mr. Wolf also served as Chief Executive Officer for Shield Security Systems, LLC.
Messrs. Birner, Horowitz, Tirpak and Wolf bring financial and business expertise to the Board of Directors based on their years of professional work experience. Dr. Valuck brings dental industry experience to the Board of Directors. Mr. Climaco brings to our Board of Directors significant executive experience relevant to our company, including advising on strategy, mergers and acquisitions, restructurings and other strategic opportunities. Mr. Fulton draws on his financial background and substantial historical knowledge of our Company to provide financial, strategic and business advice to the Board of Directors.

BOARD LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT
Leadership Structure
Our Company currently has six directors who are not employees of the Company and one director who is an employee of the Company. Frederic W.J. Birner, the Chief Executive Officer of our Company, has been Chairman of the Board of Directors since the Company’s inception in 1995. On March 21, 2018, a group of shareholders submitted a notice of the group’s intention to nominate certain directors at the Company’s 2018 annual meeting of shareholders. Following discussions with representatives of the shareholder group, the Board of Directors has agreed that, effective immediately after the 2018 Annual Meeting of Shareholders, the positions of Chairman of the Board and Chief Executive Officer will be separated and the position of Chairman of the Board will be held by an independent director. The Board of Directors will amend the Company’s Amended Bylaws to reflect this change. As a result, the shareholder group has withdrawn its notice.
Risk Oversight
Our Board of Directors as a whole reviews and discusses our overall risk regarding our operations and goals and how those risks are being managed. Our Board of Directors meets quarterly to discuss our operations and financial standing and to hear briefings from executive management, outside counsel and auditors. The Audit Committee meets quarterly and then the independent members of the Board of Directors conduct an executive session without senior management.
Board Diversity
Although our Board of Directors does not currently have a diversity policy regarding selection of Board nominees or other formal criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for Board, committee and shareholder meetings. In considering nominees, the Board would consider diversity among other factors relevant to its decision.

EXECUTIVE COMPENSATION SUMMARY
Executive Compensation for Years Ended December 31, 2016 and 2017
The following table summarizes, with respect to our Chief Executive Officer and each of the other individuals for which disclosure is required (“Named Executive Officers”), information relating to the compensation earned for services rendered in all capacities during 2016 and 2017.
Summary Compensation Table
Name and Principal Position	Year	Salary	Option Awards(1)	All Other Compensation(2)	Total
Frederic W.J. Birner Chairman of the Board, Chief Executive Officer, and Director	2016	$500,000	$—	$12,467	$512,467
	2017	$408,333	$303,000	$12,196	$723,529
Dennis N. Genty Chief Financial Officer, Secretary and Treasurer	2016	$340,000	$—	$12,307	$352,307
	2017	$277,667	$303,000	$12,036	$592,703

(1)
The amounts shown represent the grant date fair value of options granted during 2017. Assumptions used in the calculation of the amounts reported in this column are included in Note 9 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
All other compensation is comprised solely of payments of medical/vision/life insurance premiums for Mr. Birner and Mr. Genty.

Base Salary and Bonus
The Compensation Committee reviews the base salaries of the Company’s executive officers on an annual basis. The Compensation Committee also determines bonuses. Base salaries and bonuses are determined based upon a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular executive officer and of the Company, the executive officer’s experience and tenure with the Company and base salaries paid to persons in similar positions with companies comparable to the Company. Messrs. Birner and Genty did not receive a base salary increase, a bonus or any equity awards during 2016 or 2017. Messrs. Birner and Genty agreed to reduce their base salaries by 20% effective February 1, 2017.
Grant of Plan-Based Awards
In November 2014, the Compensation Committee granted options to purchase 30,000 shares of common stock to each of Mr. Birner and Mr. Genty. For each of Mr. Birner and Mr. Genty, 10,000 options vested on November 12, 2015, 10,000 options vested on November 12, 2016 and 10,000 options vested on November 12, 2017. The option awards were granted under our 2005 Equity Incentive Plan, as amended (the “2005 Plan”), which terminated on March 17, 2015.
In June 2017, the Board of Directors granted options to purchase 22,500 shares of common stock to each of Mr. Birner and Mr. Genty. The options will vest in three equal installments on June 6, 2018, June 6, 2019 and June 6, 2020. The option awards were granted under our 2015 Plan.

Outstanding Equity Awards at December 31, 2017
The following table contains information regarding options outstanding with respect to the Named Executive Officers at December 31, 2017.
		Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)(1)	Option Expiration Date
Frederic W.J. Birner	March 15, 2012	(2)(3)	100,000	—	$18.39	3/15/2019
	November 12, 2014	(4)	30,000	—	$15.50	11/12/2021
	June 6, 2017	(5)	—	22,500	$13.50	6/6/2024
Dennis N. Genty	November 12, 2014	(4)	30,000	—	$15.50	11/12/2021
	June 6, 2017	(5)	—	22,500	$13.50	6/6/2024

(1)
The option exercise price was based on the last reported sales price of our common stock on the grant date of  (i) $18.39 per share on March 15, 2012, as reported on The Nasdaq Capital Market, (ii) $15.50 per share on November 12, 2014, as reported on the The Nasdaq Capital Market, and (iii) $13.50 per share on June 6, 2017, as reported on the OTCQX Market.

(2)
Options to purchase 50,000 shares of our common stock were granted to Mr. Birner on March 15, 2012 and vested on March 15, 2012.

(3)
Options to purchase an additional 50,000 shares of our common stock were granted to Mr. Birner on March 15, 2012, subject to shareholder approval of an amendment to the 2005 Plan, which occurred on June 7, 2012, of which options to purchase 25,000 shares vested on March 15, 2014 and options to purchase 25,000 shares vested on March 15, 2015.

(4)
Options to purchase 30,000 shares of our common stock were granted to each of Mr. Birner and Mr. Genty on November 12, 2014. For each of Mr. Birner and Mr. Genty, 10,000 options vested on November 12, 2015, 10,000 options vested on November 12, 2016 and 10,000 options vested on November 12, 2017.

(5)
Options to purchase 22,500 shares of our common stock were granted to each of Mr. Birner and Mr. Genty on June 6, 2017. The options will vest in three equal installments on June 6, 2018, June 6, 2019 and June 6, 2020. The exercise price of the stock options is $13.50, which was the closing price of our common stock on the date of grant.

Equity Compensation Plan Information
Information related to securities issuable and available for issuance under our equity compensation plans as of December 31, 2017 is set forth in the table below. For information about the 2015 Plan, see Proposal Two above and Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. The 2005 Plan terminated on March 17, 2015.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	560,666(1)	$14.99	6,000
Equity compensation plans not approved by security holders	—	—	—
Total	560,666	$14.99	6,000

(1)
As of December 31, 2017, 391,750 shares were issuable under exercisable options granted under the 2005 Plan and 18,250 shares were issuable under exercisable options granted under the 2015 Plan.

Payments upon Change in Control
As of April 20, 2018, there were 376,666 options issued and outstanding under our 2005 Plan, which terminated in March 2015, and there were 184,000 options issued and outstanding and 10,000 restricted stock awards issued and outstanding under our 2015 Plan.
Upon a change of control of our Company, as defined in the 2005 Plan, all outstanding options issued under our 2005 Plan will automatically vest.
Under the 2015 Plan, a “change in control” is generally defined as a merger or consolidation involving us, a sale of all or substantially all of our assets, the acquisition by a person or group of more than 30% of the voting power of our stock, or certain changes in the composition of our Board of Directors. Under the 2015 Plan, if a change in control of our company occurs as a result of a merger or consolidation involving us and any outstanding award is not continued, assumed or replaced by the company or the surviving or successor entity in connection with the change in control, then (i) each of the participant’s outstanding options and SARs will become exercisable in full, and (ii) each of the participant’s unvested full value awards will fully vest unless and to the extent the committee that administers the 2015 Plan elects to terminate such award in exchange for a payment in an amount equal to the intrinsic value of the award (or, if there is no intrinsic value, the award may be terminated without payment). Upon the occurrence of other events involving a change in control (as defined in the 2015 Plan), all exercise dates of any outstanding award will accelerate and all outstanding awards will vest. The committee may provide for different change in control consequences in an individual award agreement.

DIRECTOR compensation
Non-Employee Director Compensation for Year Ended December 31, 2017
The following table summarizes, with respect to non-employee directors, information relating to the compensation earned for services rendered in all capacities during 2017.
	Director Compensation
Name of Non-Employee Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John M. Climaco(4)	$6,750	$27,000	$—	$—	$33,750
Gregory G. Fulton(4)	$6,750	$27,000	$—	$—	$33,750
Joshua S. Horowitz	$—	$—	$—	$—	$—
Bradley M. Tirpak	$—	$—	$—	$—	$—
Paul E. Valuck, D.D.S.(4)(5)	$18,150	$27,000	$27,000	$4,500	$76,650
Thomas D. Wolf(4)(5)	$23,950	$27,000	$27,000	$—	$77,950

(1)
At December 31, 2017, Messrs. Climaco, Fulton and Wolf and Dr. Valuck each had 2,000 shares of restricted stock awards outstanding.

(2)
At December 31, 2017, Dr. Valuck and Mr. Wolf each had options to purchase 16,000 shares outstanding, of which 12,667 were exercisable.

(3)
Dr. Valuck provided consulting services to the Company during 2017.

(4)
On June 20, 2017, Messrs. Climaco, Fulton and Wolf and Dr. Valuck were each awarded 2,000 shares of restricted stock. The restricted stock will vest in two equal installments on June 20, 2018 and June 20, 2019. The assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements for the year ended December 31, 2017 included in our Form 10-K for the year ended December 31, 2017.

(5)
Options to purchase 2,000 shares of our common stock were granted to each of Dr. Valuck and Mr. Wolf on June 6, 2017. The options will vest in three equal installments on June 6, 2018, June 6, 2019 and June 6, 2020. The exercise price of the stock options is $13.50, which was the closing price of our common stock on the date of grant. The assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements for the year ended December 31, 2017 included in our Form 10-K for the year ended December 31, 2017.

Directors who are our full-time employees receive no compensation for serving as directors. For the first and second quarters of 2017, non-employee directors were paid the following fees: 1) a $5,500 per calendar quarter retainer, 2) $500 per calendar quarter Audit Committee meeting and 3) $1,500 per annual Audit Committee meeting. Mr. Wolf was paid a $3,000 per calendar quarter retainer for his services as Chairman of the Audit Committee. Effective February 1, 2017, the non-employee directors agreed to reduce their quarterly Board retainers by 20%.
Effective July 1, 2017, and in lieu of the foregoing amounts, non-employee directors are paid annual cash compensation of  $13,500, which is paid in quarterly installments of  $3,375 in August, November, March and May of each year. Effective July 1, 2017, Mr. Wolf is paid an additional $5,000 annually to serve as Chairman of the Audit Committee, of which $1,000 is paid in May, August and November and $2,000 is paid in March, and Mr. Valuck is paid $500 per calendar quarter to serve as the Chairman of the Nominating and Governance Committee. Mr. Horowitz is paid $500 per calendar quarter to serve as Chairman of the Compensation Committee.

section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of our outstanding shares to file with the SEC initial reports of ownership and reports regarding changes in their beneficial ownership of our shares. To our knowledge, and based solely on a review of the Section 16(a) reports furnished to us, all Section 16(a) reports required to be filed for 2017 were filed on a timely basis.
DATE OF RECEIPT OF shareholder proposals
Under the applicable rules of the SEC, a shareholder who wishes to submit a shareholder proposal for inclusion in the proxy statement of the Board of Directors for the annual shareholders’ meeting to be held in 2019 must submit such proposal in writing to our Secretary at our principal executive offices no later than December 31, 2018. In addition, all shareholder proposals for inclusion in our proxy statement for the annual shareholders’ meeting to be held in 2019 must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. Our Amended Bylaws also provide that shareholders desiring to nominate a director or bring any other business before the shareholders at an annual meeting (but that would not be included in our proxy statement) must notify our Secretary thereof in writing no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s meeting date, or February 20, 2019 and March 22, 2019, respectively. Such notice must include certain information specified in our Amended Bylaws.
2017 annual report on form 10-K
OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 ACCOMPANIES THIS PROXY STATEMENT AND WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS REPORT IS NOT PART OF OUR PROXY SOLICITING MATERIALS. SHAREHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT (WITHOUT EXHIBITS) ON FORM 10-K SHOULD ADDRESS A WRITTEN REQUEST TO DENNIS N. GENTY, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, BIRNER DENTAL MANAGEMENT SERVICES, INC., 1777 SOUTH HARRISON STREET, SUITE 1400, DENVER, COLORADO 80210 OR THEY CAN OBTAIN THE INFORMATION ON OUR WEBSITE AT WWW.PERFECTTEETH.COM. WE WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.
Other business
As of the date of this Proxy Statement, management was not aware of any business not described above which would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons named in the proxies.
The above Notice and Proxy Statement are sent by order of the Board of Directors.
/s/ Dennis N. Genty

Dennis N. Genty
Chief Financial Officer, Secretary and Treasurer
Denver, Colorado
April 30, 2018

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. XBirner Dental ManagementServices, Inc.02UG6A1 U PX +q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qAnnual Meeting Proxy Card.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian orcorporate official, please add your title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.IMPORTANT ANNUAL MEETING INFORMATIONA Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE +FOLLOWING NOMINEE AS A CLASS III DIRECTOR AND FOR PROPOSAL 2 AND PROPOSAL 3.3. To ratify the appointment of Moss Adams LLP as theCompany’s independent registered public accounting firmfor the year ending December 31, 2018.4. To transact any other business that properly may come before the meeting andany adjournment or postponement thereof.BIRNER DENTAL MANAGEMENT SERVICES, INC. (COMMON STOCK)01 - Frederic W.J. BirnerFor WithholdFor Against Abstain2. To approve an amendment to increase the number ofshares of common stock available under the Company’s2015 Equity Incentive Plan by 200,000 shares.1. To elect a Class III director to the Board of Directors to hold office until the 2021 annual meeting of shareholders or until such director’s successor is duly elected and qualified.MMMMMMMMMMMM3 7 8 0 1 2 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q.COMMON STOCK PROXY CARDProxy Solicited by the Board of Directors for the Annual Meeting of ShareholdersTo be held on June 20, 2018The undersigned hereby appoints Frederic W.J. Birner and Dennis N. Genty, and each of them, proxies of the undersigned, with full power of substitution, to vote all sharesof common stock of Birner Dental Management Services, Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders (the“Meeting”) to be held on Wednesday, June 20, 2018, at 9:00 a.m., Mountain Time, at the Company’s offices, 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210,and at any and all adjournments thereof for the purposes specified on the reverse side.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONIS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING “FOR” THE ELECTION OF FREDERIC W.J. BIRNER FORDIRECTOR, “FOR” APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE COMPANY’S 2015EQUITY INCENTIVE PLAN BY 200,000 SHARES, “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENTREGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERSTHAT MAY PROPERLY COME BEFORE THE MEETING.The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned herebyrevokes any proxies given prior to the date reflected hereon.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED,SELF-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.Proxy — Birner Dental Management Services, Inc.Important Notice Regarding the Availability of Proxy Materials for the AnnualMeeting of Shareholders to be held on June 20, 2018.The Proxy Statement and the Annual Report are available atwww.edocumentview.com/BDMS.